Exhibit 10.3

Execution Copy

Sensient Technologies Corporation

First Amendment

Dated as of November 6, 2015

to

Note Purchase Agreement

Dated as of April 5, 2013

Re:           3.66% Senior Notes, Series D, due November 29, 2023 and 3.06% Senior Notes,
Series E, due November 29, 2023

First Amendment to Note Purchase Agreement

This First Amendment dated as of November 6, 2015 (the or this “First Amendment”) to the Note Purchase Agreement dated as of April 5, 2013 is among Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

Recitals:

           A.          The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of April 5, 2013 (the “Note Purchase Agreement”).  The Company has heretofore issued (a) $75,000,000 aggregate principal amount of its 3.66% Senior Notes, Series D, due November 29, 2023 (the “Series D Notes”), and (b) €38,246,768.26 aggregate principal amount of its 3.06% Senior Notes, Series E, due November 29, 2023 (the “Series E Notes”, and together with the Series D Notes, the “Notes”).  The Noteholders are the holders more than 51% of the outstanding principal amount of the Notes.

           B.           The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

           C.           Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

           D.          All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.           Amendments.

           Section 1.1.           Section 9.7(c) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

           (c)           The Company agrees that so long as any Subsidiary is a guarantor or a borrower under or with respect to the Bank Credit Agreement, the 2009 Notes, the 2011 Notes, or the 2015 Notes, such Subsidiary shall at all such times be a Subsidiary Guarantor.

           Section 1.2.           Section 9 of the Note Purchase Agreement shall be and is hereby amended by adding to the end thereof a new Section 9.8 to read as follows:

Sensient Technologies Corporation	First Amendment
           Section 9.8.           Most Favored Lender Status.  (a) If the Company or any Subsidiary Guarantor (i) is as of the date of this Agreement a party to the Bank Credit Agreement or the note purchase agreement relating to the 2009 Notes, the 2011 Notes, or the 2015 Notes (an “Existing Credit Facility”), or (ii) after the date of this Agreement enters into any amendment or other modification of any Existing Credit Facility (an “Amended Credit Facility”) or (iii) enters into any new credit facility, whether with commercial banks or other Institutional Investors pursuant to a credit agreement, note purchase agreement or other like agreement (in any such case, a “New Credit Facility”) after the date of this Agreement under which the Company or any Subsidiary Guarantor may incur Debt in an amount equal to or greater than $50,000,000 (or the equivalent in the relevant currency), that in any such case as on the date of this Agreement, or after the date of this Agreement, results in one or more additional or more restrictive covenants or events of default than those contained in this Agreement being contained in any such Existing Credit Facility, Amended Credit Facility or New Credit Facility, as the case may be (such additional or more restrictive covenant or event of default, as the case may be, together with all definitions relating thereto, in the case of an Existing Credit Facility, including as amended by an Amended Credit Facility, the “Existing Facility Additional Provision(s)” and in the case of a New Credit Facility, the “New Facility Additional Provision(s)” and such covenants and events of default shall be an Existing Facility Additional Provision(s) or New Facility Additional Provision(s) only to the extent not already included herein, or if already included herein, only to the extent more restrictive than the analogous covenants or events of default included herein), then the terms of this Agreement, without any further action on the part of the Company, any Subsidiary Guarantor or any of the holders of the Notes, will unconditionally be deemed on the effective date of such Amended Credit Facility or New Credit Facility, as the case may be, or the date hereof in the case of an Existing Credit Facility to be automatically amended to include the Existing Facility Additional Provision(s) or such New Facility Additional Provision(s), as the case may be, and any event of default in respect of any such additional or more restrictive covenant(s) so included herein shall be deemed to be an Event of Default under Section 11(c) (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s) or event of default), subject to all applicable terms and provisions of this Agreement, including, without limitation, all rights and remedies exercisable by the holders of the Notes hereunder.

Sensient Technologies Corporation	First Amendment
           (b)           If after the date of execution of any Amended Credit Facility or a New Credit Facility, as the case may be, or in the case of an Existing Credit Facility, if after the date hereof, any one or more of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) is excluded, terminated, loosened, tightened, amended or otherwise modified under the corresponding Existing Credit Facility, Amended Credit Facility or New Credit Facility, as applicable, then and in such event any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) theretofore included in this Agreement pursuant to the requirements of Section 9.8(a) shall then and thereupon automatically and without any further action by any Person be so excluded, terminated, loosened, tightened or otherwise amended or modified under this Section 9.8(b) to the same extent as the exclusion, termination, loosening, tightening of other amendment or modification thereof under the Existing Credit Facility, Amended Credit Facility or New Credit Facility; provided that if a Default or Event of Default shall have occurred and be continuing by reason of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) at the time any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) is or are to be so excluded, terminated, loosened, tightened, amended or modified under this Section 9.8(b), the prior written consent thereto of the Required Holders shall be required as a condition to the exclusion, termination, loosening, tightening or other amendment or modification of any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; and provided, further, that in any and all events, the covenant(s) or event(s) of default (and related definitions) constituting any covenant and Events of Default contained in this Agreement as in effect on the date of this Agreement (and as amended otherwise than by operation of Section 9.8(a)) shall not in any event be deemed or construed to be excluded, loosened or relaxed by operation of the terms of this Section 9.8(b), and only any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) shall be so excluded, terminated, loosened, tightened, amended or otherwise modified pursuant to the terms hereof.

           (c)           The Company shall notify the holders of the Notes of the inclusion or amendment of any covenants or events of default by operation of Section 9.8 and from time to time, upon request by the Required Holders, promptly execute and deliver at its expense (including, without limitation, the reasonable and documented fees and expenses of one counsel for the holders of the Notes, taken as a whole) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holders evidencing that, pursuant to this Section 9.8, this Agreement then and thereafter includes, excludes, amends or otherwise modifies any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment.

Sensient Technologies Corporation	First Amendment
           (d)           The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, any co‑obligor or any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any amendment, waiver or other modification to any Existing Credit Facility, Amended Credit Facility or New Credit Facility, as the case may be, the effect of which amendment, waiver or other modification is to exclude, terminate, loosen, tighten or otherwise amend or modify any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

           Section 1.3.           Section 10.1 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.1.           [Reserved]”

           Section 1.4.           Section 10.4(h) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

           (h)           other Liens created or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (g) hereof; provided that (i) all Debt secured by any such Liens shall at all times be within the limitations provided in Section 10.2(b) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by any such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default, including, without limitation, under Section 10.2(b), would exist; provided, that, without limiting the foregoing, in the event that at any time the Company or any Subsidiary provides a Lien to or for the benefit of the lenders under the Bank Credit Agreement or the administrative agent on their behalf, the holders of the 2009 Notes, the holders of the 2011 Notes, or the holders of the 2015 Notes for the purpose of securing obligations thereunder, then the Company will (if it has provided such Lien), and will cause each of its Subsidiaries that has provided such Lien to concurrently grant to or for the benefit of the holders of Notes a similar first priority Lien (subject only to Liens permitted by the Bank Credit Agreement and this Section 10.4, and ranking pari passu with the Lien provided to or for the benefit of the lenders under such Bank Credit Agreement, the holders of the 2009 Notes, the holders of the 2011 Notes or the holders of the 2015 Notes) over the same assets and property of the Company and such Subsidiary as those encumbered in respect of the Bank Credit Agreement, the 2009 Notes, the 2011 Notes, or the 2015 Notes (but only for so long as such obligations under the Bank Credit Agreement, the 2009 Notes, the 2011 Notes or the 2015 Notes are secured by such Lien), in form and substance reasonably satisfactory to the Required Holders with such security to be the subject of an intercreditor agreement among the lenders under the Bank Credit Agreement or the administrative agent on their behalf, the holders of the 2009 Notes, the holders of the 2011 Notes, or the holders of the 2015 Notes and the holders of Notes, which shall be reasonably satisfactory in form and substance to the Required Holders.

Sensient Technologies Corporation	First Amendment
           Section 1.5.           Section 10.6(c)(i) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

           (i)           such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the twelve‑month period then ending (other than in the ordinary course of business or as provided in Section 10.6(b) or 10.6(d)), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business or as provided in Section 10.6(b) or 10.6(d)), exceed 30% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

           Section 1.6.           Section 10.6 of the Note Purchase Agreement shall be and is hereby amended by adding to the end thereof a new clause (d) to read as follows:

   (d)           any transfer of an interest in accounts or notes receivable pursuant to an Asset Securitization which qualifies as a sale under GAAP; provided, that the aggregate amount of all Attributable Securitization Indebtedness with respect to transfers under this Section 10.6(d) shall not at any time exceed $50,000,000.

           Section 1.7.           Section 11(c) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

           (c)           the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2 through 10.6 or incorporated herein pursuant to Section 9.8 (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s); or

           Section 1.8.           Section 11(f) of the Note Purchase Agreement shall be and is hereby amended by deleting “$10,000,000” and replacing it with “$25,000,000”.

           Section 1.9.           Section 20 of the Note Purchase Agreement shall be and is hereby amended by adding to the end thereof a new paragraph to read as follows:

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

           Section 1.10.           Schedule B of the Note Purchase Agreement shall be and is hereby amended by amending the definition of “Permitted Investments” to read as follows:

“Permitted Investments” means:

           (a)           Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

           (b)           Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in Section 10.8 of this Agreement;

Sensient Technologies Corporation	First Amendment
           (c)           Investments of the Company existing as of the date of the Closing and described on Schedule 6 hereto;

           (d)           Investments in commercial paper of corporations organized under the laws of the United States or any state thereof to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015;

           (e)           Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015;

           (f)           Investments in certificates of deposit and time deposits to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015;

           (g)           Investments in repurchase agreements with respect to any Security described in clause (e) of this definition to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015;

           (h)           Investments in (1) variable rate demand notes of any state of the United States or any municipality organized under the laws of any state of the United States or any political subdivision thereof, and (2) notes of any state of the United States or any municipality thereof organized under the laws of any state of the United States or any political subdivision thereof, in the case of both clauses (1) and (2) to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015;

           (i)           Investments in (1)  preferred stocks or (2) adjustable rate preferred stock funds, in the case of both clauses (1) and (2), are consistent with the investment policy of the Board of Directors of the Company as in effect on November 6, 2015; and

           (j)           Investments by Subsidiaries of the Company organized under any jurisdiction other than any state of the United States or the District of Columbia (in each such case a “Foreign Subsidiary”) in direct obligations of the country in which such Foreign Subsidiary is organized, in each such case maturing within twelve (12) months from the date of acquisition thereof by such Foreign Subsidiary.

Sensient Technologies Corporation	First Amendment
           Section 1.11.           Schedule B of the Note Purchase Agreement shall be and is hereby amended by adding in alphabetical order the following definitions:

“2009 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of November 19, 2009 among the Company and the purchasers named in Schedule A thereto.

“2011 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of March 22, 2011 among the Company and the purchasers named in Schedule A thereto.

“2015 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of November 6, 2015 among the Company and the purchasers named in Schedule A thereto.

“Amended Credit Facility” is defined in Section 9.8.

“Asset Securitization” shall mean a sale, other transfer or factoring arrangement by the Company and/or one or more of its Subsidiaries of accounts, related general intangibles and chattel paper, and the related security and collections with respect thereto to a special purpose Subsidiary (an “SPV”), and the sale, pledge or other transfer by that SPV in connection with financing provided to that SPV, which financing shall be “non-recourse” to the Company and its Subsidiaries (other than he SPV) except pursuant to the Standard Securitization Undertakings.

“Attributable Securitization Indebtedness” shall mean, at any time with respect to an Asset Securitization by the Company or any of its Subsidiaries, the principal amount of indebtedness which (a) if the financing received by an SPV as part of such Asset Securitization is treated as a secured lending arrangement, is the principal amount of such indebtedness, or (b) if the financing received by the relevant SPV is structured as a purchase agreement, would be outstanding at such time if such financing were structured as a secured lending arrangement rather than a purchase agreement, and in any such case which indebtednesses is without recourse to the Company or any of its Subsidiaries (other than such SPV or pursuant to Standard Securitization Undertakings), in each case, together with interest payable thereon and fees payable in connection therewith.

Sensient Technologies Corporation	First Amendment
“Bank Credit Agreement” means (a) that certain $450,000,000 Revolving Credit Facility Agreement dated October 24, 2014 among the Company, Wells Fargo Bank, National Association, as agent, and the other lenders party thereto as the same may from time to time be amended, extended, renewed or replaced and (b) any other bank, credit or other like commercial bank agreement between the Company and one or more commercial banks with the largest commitment from such bank or banks to extend credit thereunder to the Company not being less than U.S. $50,000,000.

“Existing Credit Facility” is defined in Section 9.8.

“Existing Facility Additional Provision(s)” is defined in Section 9.8.

“New Credit Facility” is defined in Section 9.8.

“New Facility Additional Provision(s)” is defined in Section 9.8.

“SPV” has the meaning provided in the definition of “Asset Securitization”.

“Standard Securitization Undertakings” shall mean, with respect to an Asset Securitization, representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with such Asset Securitization, which are reasonably customary in asset securitizations for the types of assets subject to the respective Asset Securitization.

Section 2.           Representations and Warranties of the Company.

           Section 2.1.           To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

           (a)           this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

           (b)           the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

Sensient Technologies Corporation	First Amendment
           (c)           the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

           (d)           as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

           (e)           all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date.

Section 3.           Conditions to Effectiveness of This First Amendment.

           Section 3.1.           This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

           (a)           executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

           (b)           the Noteholders shall have received evidence satisfactory to them that (i) amendments to the Bank Credit Agreement, the Note Purchase Agreement dated as of November 19, 2009 among the Company and the purchasers named in Schedule A thereto and the Note Purchase Agreement dated as of March 22, 2011 among the Company and the purchasers named in Schedule A thereto and (ii) the Note Purchase Agreement dated as of November 6, 2015 among the Company and the purchasers named in Schedule A thereto have in each case been executed and delivered substantially as proposed in the form annexed hereto as Exhibit A and are in full force and effect;

           (c)           the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary;

Sensient Technologies Corporation	First Amendment
           (d)           the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

           (e)           the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

Section 4.           Payment of Noteholders’ Counsel Fees and Expenses.

           Section 4.1.           The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Section 5.           Miscellaneous.

           Section 5.1.           This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

           Section 5.2.           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

           Section 5.3.           The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

           Section 5.4.           This First Amendment shall be governed by and construed in accordance with New York law.

Sensient Technologies Corporation	First Amendment
           Section 5.5.           The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Sensient Technologies Corporation

By
Its

Sensient Technologies Corporation	First Amendment
Accepted and Agreed to:

New York Life Insurance Company

By
Name:
Title:

New York Life Insurance and Annuity Corporation

By	New York Life Investment Management LLC, Its Investment Manager

By
Name:
Title:

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By	New York Life Investment Management LLC, Its Investment Manager

By
Name:
Title:

Sensient Technologies Corporation	First Amendment
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

By	New York Life Investment Management LLC, Its Investment Manager

By
Name:
Title:

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

By	New York Life Investment Management LLC, Its Investment Manager

By
Name:
Title:

Sensient Technologies Corporation	First Amendment
Metropolitan Life Insurance Company

By:
Name:
Title:

MetLife Insurance K.K.
f/k/a MetLife Alico Life Insurance K.K.
By:	MetLife Investment Advisors, LLC, its Investment Manager

By:
Name:
Title:

Sensient Technologies Corporation	First Amendment
The Prudential Insurance Company of America

By:
Name:
	Title:	Vice President

Exhibit A